                                                                    Exhibit 20.1


                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-2

                                                                                                 Distribution Date:      11/17/2003

Section 5.2 - Supplement                                     Class A          Class B       Collateral                 Total
------------------------------------------------------------------------------------------------------------------------------------

(i)     Monthly Principal Distributed                                0.00            0.00            0.00                      0.00

(ii)    Monthly Interest Distributed                         2,740,833.33      160,416.67       74,994.79              2,976,244.79
        Deficiency Amounts                                           0.00            0.00                                      0.00
        Additional Interest                                          0.00            0.00                                      0.00
        Accrued and Unpaid Interest                                                                  0.00                      0.00

(iii)   Collections of Principal Receivables                89,523,237.64    5,086,547.59    7,121,166.63            101,730,951.87

(iv)    Collections of Finance Charge Receivables            7,180,526.94      407,984.49      571,178.28              8,159,689.70

(v)     Aggregate Amount of Principal Receivables                                                                 35,832,743,334.23

                                       Investor Interest   550,000,000.00   31,250,000.00   43,750,000.00            625,000,000.00
                                       Adjusted Interest   550,000,000.00   31,250,000.00   43,750,000.00            625,000,000.00

                                               Series
        Floating Investor Percentage               1.74%           88.00%           5.00%           7.00%                   100.00%
        Fixed Investor Percentage                  1.74%           88.00%           5.00%           7.00%                   100.00%

(vi)    Receivables Delinquent (As % of Total Receivables)
               Current                                                                                                       95.71%
               30 to 59 days                                                                                                  1.37%
               60 to 89 days                                                                                                  1.00%
               90 or more days                                                                                                1.91%
                                                                                                                 -------------------
                                            Total Receivables                                                               100.00%

(vii)   Investor Default Amount                              2,601,734.84      147,825.84      206,956.18              2,956,516.86

(viii)  Investor Charge-Offs                                         0.00            0.00            0.00                      0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions                   0.00            0.00            0.00

(x)     Net Servicing Fee                                      458,333.33       26,041.67       36,458.33                520,833.33

(xi)    Portfolio Yield (Net of Defaulted Receivables)  *                                                                     9.70%

(xii)   Portfolio Supplemented Yield                                                                                         10.19%

(xiii)  Reallocated Monthly Principal                                                0.00            0.00                      0.00

(xiv)   Closing Investor Interest (Class A Adjusted)       550,000,000.00   31,250,000.00   43,750,000.00            625,000,000.00

(xv)    LIBOR                                                                                                              1.12000%

(xvi)   Principal Funding Account Balance                                                                                      0.00

(xvii)  Accumulation Shortfall                                                                                                 0.00

(xviii) Principal Funding Investment Proceeds                                                                                  0.00

(xix)   Principal Investment Funding Shortfall                                                                                 0.00

(xx)    Available Funds                                      6,722,193.61      381,942.82      534,719.95              7,638,856.37

(xxi)   Certificate Rate                                         5.98000%        6.16000%        1.87000%

------------------------------------------------------------------------------------------------------------------------------------

* Effective with the November 02 Monthly Period, the yield from the Collections of Finance Charge Receivables portion of the Portfolio Yield is annualized based on a 365 day year / actual number of days in the calendar month.


       By:
               -----------------------------
       Name:   Patricia M. Garvey
       Title:  Vice President

                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-3

                                                                                                 Distribution Date:      11/17/2003

Section 5.2 - Supplement                                     Class A          Class B       Collateral                 Total
------------------------------------------------------------------------------------------------------------------------------------

(i)     Monthly Principal Distributed                                0.00            0.00            0.00                      0.00

(ii)    Monthly Interest Distributed                         2,434,132.89      141,813.47       56,177.43              2,632,123.78
        Deficiency Amounts                                           0.00            0.00                                      0.00
        Additional Interest                                          0.00            0.00                                      0.00
        Accrued and Unpaid Interest                                                                  0.00                      0.00

(iii)   Collections of Principal Receivables                67,058,276.39    3,810,108.99    5,334,354.57             76,202,739.95

(iv)    Collections of Finance Charge Receivables            5,378,645.51      305,603.23      427,860.72              6,112,109.45

(v)     Aggregate Amount of Principal Receivables                                                                 35,832,743,334.23

                                      Investor Interest    411,983,000.00   23,408,000.00   32,772,440.86            468,163,440.86
                                       Adjusted Inerest    411,983,000.00   23,408,000.00   32,772,440.86            468,163,440.86

                                                  Series
        Floating Investor Percentage                 1.31%         88.00%           5.00%           7.00%                   100.00%
        Fixed Investor Percentage                    1.31%         88.00%           5.00%           7.00%                   100.00%

(vi)    Receivables Delinquent (As % of Total Receivables)
               Current                                                                                                       95.71%
               30 to 59 days                                                                                                  1.37%
               60 to 89 days                                                                                                  1.00%
               90 or more days                                                                                                1.91%
                                                                                                               --------------------
                                                   Total Receivables                                                        100.00%

(vii)   Investor Default Amount                              1,948,855.50      110,729.83      155,027.64              2,214,612.97

(viii)  Investor Charge-Offs                                         0.00            0.00            0.00                      0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions                   0.00            0.00            0.00

(x)     Net Servicing Fee                                      343,319.17       19,506.67       27,310.37                390,136.20

(xi)    Portfolio Yield (Net of Defaulted Receivables) *                                                                      9.70%

(xii)   Portfolio Supplemented Yield                                                                                         11.17%

(xiii)  Reallocated Monthly Principal                                                0.00            0.00                      0.00

(xiv)   Closing Investor Interest (Class A Adjusted)       411,983,000.00   23,408,000.00   32,772,440.86            468,163,440.86

(xv)    LIBOR                                                                                                              1.12000%

(xvi)   Principal Funding Account Balance                                                                                      0.00

(xvii)  Accumulation Shortfall                                                                                                 0.00

(xviii) Principal Funding Investment Proceeds                                                                                  0.00

(xix)   Principal Investment Funding Shortfall                                                                                 0.00

(xx)    Available Funds                                      5,035,326.34      286,096.56      400,550.35              5,721,973.25

(xxi)   Certificate Rate                                         7.09000%        7.27000%        1.87000%

------------------------------------------------------------------------------------------------------------------------------------

* Effective with the November 02 Monthly Period, the yield from the Collections of Finance Charge Receivables portion of the Portfolio Yield is annualized based on a 365 day year / actual number of days in the calendar month.


       By:
               --------------------------------------
       Name:   Patricia M. Garvey
       Title:  Vice President